UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

February 25, 2012

Date of Report (Date of Earliest event reported)

TEXAS GULF ENERGY, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, La Porte, TX		77571
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		(281) 867-8400

Global NuTech, Inc.

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 amendments to articles of incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2012, Global NuTech, Inc., a Nevada corporation (the “Company”), filed with the Nevada Secretary of State a Certificate of Amendment to its Articles of Incorporation (the “Certificate”) to amend the name of the Company listed therein from “Global NuTech, Inc.” to “Texas Gulf Energy, Incorporated”. The Certificate also amended the amount of authorized shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), from 1,400,000,000 shares to 500,000,000 shares. On February 3, 2012, the Company filed with the Nevada Secretary of State a Certificate of Correction (the “Certificate of Correction”) identifying an effective date of February 25, 2012 for the amendments under the Certificate. The Financial Industry Regulatory Authority (“FINRA”) announced and deemed the Company’s name change to “Texas Gulf Energy, Incorporated” effective as of March 7, 2012.

Copies of both the Certificate and Certificate of Correction are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

Item 8.01 Other Events.

In connection with the name change of the Company from “Global NuTech, Inc.” to “Texas Gulf Energy, Incorporated”, the Company also requested, and received, an updated stock trading ticker symbol, “TXGE”, that was assigned and deemed effective by FINRA as of March 7, 2012, with respect to the Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d)                     Exhibits

EXHIBIT No.	DESCRIPTION	LOCATION

3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 9, 2012.	Provided herewith.
3.2	Certificate of Correction filed with the Nevada Secretary of State of February 3, 2012	Provided herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2012	TEXAS GULF ENERGY, INCORPORATED

By: /s/ Craig Crawford______________
Name: Craig Crawford
Title: Chief Financial Officer